Filed pursuant to Rule 424(b)(5)

Registration No. 333-189337

Prospectus Supplement

(To Prospectus dated November 30, 2015)

DELMAR PHARMACEUTICALS, INC.

24,241,159 Shares of Common Stock Offered by Selling Stockholders

4,371,575 Shares of Common Stock Offered by the Company

This prospectus supplement (“Supplement”) modifies, supersedes and supplements information contained in, and should be read in conjunction with, that certain prospectus, dated November 30, 2015, of DelMar Pharmaceuticals, Inc. (the “Original Prospectus”). This Supplement is not complete without, and may not be delivered or used except in connection with, the Original Prospectus.

See “Risk Factors” beginning on page 3 of the prospectus dated November 30, 2015, for risk factors and information you should consider before you purchase shares.

The table for Selling Security Holders, beginning on page 22, is hereby modified by adding the headings below for the respective columns:

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Share of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering

The date of this prospectus supplement is December 30, 2015.